As filed with the Securities and Exchange Commission on August 30, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Managed Portfolio Series

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Avenue
Milwaukee, Wisconsin 53202
(Address of registrant’s principal executive offices)

Title of Each Class of Securities to be Registered	Name of Each Exchange on which Each Class is to be Registered

Kensington Hedged Premium Income ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-172080

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 610 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-172080 and 811-22525), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-24-005353) on August 30, 2024, which is incorporated herein by reference.

The Trust currently consists of 30 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Kensington Hedged Premium Income ETF	99-3556553

Item 2.    Exhibits

A.	Certificate of Trust - incorporated herein by reference to Registrant’s Registration Statement on Form N-1A filed on February 1, 2011.

B.
Amended and Restated Agreement and Declaration of Trust - incorporated herein by reference from Post-Effective Amendment No. 314 to Registrant’s Registration Statement on Form N-1A filed on October 24, 2017.

C.	Amended and Restated Bylaws - incorporated herein by reference to Registrant’s Registration Statement on Form N-1A filed on May 5, 2011.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Managed Portfolio Series

August 30, 2024

By:	/s/ Brian R. Wiedmeyer
Brian R. Wiedmeyer
President and Principal Executive Officer